                                                                     Exhibit 3.7

                                                               STATE OF WYOMING
                                                                     FILED
                          CERTIFICATE OF AMENDMENT OF            By  2:30 p.m.
                                                                  ------------
                      THE CERTIFICATE OF INCORPORATION OF         SEP 02 1999

                       MCCULLOCH GAS TRANSMISSION COMPANY        THYRA THOMSON
                                                              SECRETARY OF STATE

     The undersigned, HC Ouzts and Franklin D. Dodge, do hereby certify that they are, respectively, and have been at all times herein mentioned, the duly elected, qualified and acting President and Assistant Secretary of McCulloch Gas Transmission Company, a Wyoming corporation (the "Corporation") whose Certificate of Incorporation was filed in the office of the Wyoming Secretary of State on August 5, 1963 under the name of McCulloch Gas Transmission Company and further certify that:

     1. The Certificate of Incorporation is amended pursuant to Section 17-1-302, 305 of the Wyoming Statutes Annotated, 1977, as amended, by the following resolution which was duly adopted by the Corporation's Board of Directors on July 9, 1980:

                   RESOLVED that the Corporation's Articles
               of Incorporation and Certificate of Incorporation
                       which provides in pertinent part:

                         "CERTIFICATE OF INCORPORATION

                                      OF                       [SEAL]

                      McCULLOCH GAS TRANSMISSION COMPANY

                    The undersigned, as Secretary of State of the State of
               Wyoming, hereby certifies that duplicate originals of Articles of Incorporation for the incorporation of

                      McCULLOCH GAS TRANSMISSION COMPANY

               duly signed and verified pursuant to the provisions of the Wyoming Business Corporation Act, have been received in this office and are found to conform to law.

                    ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in her by law, hereby issues this Certificate of Incorporation of

                      McCULLOCH GAS TRANSMISSION COMPANY

               and attaches hereto a duplicate original of the Articles of Incorporation."

          be amended to provide that where the name "McCulloch Gas Transmission Company" appears it to be stricken and the name of the Corporation be "MGTC, Inc." in lieu of McCulloch Gas Transmission Company.


     2. The sole shareholder of all of the Corporation's outstanding shares adopted resolutions to permit amendment of the Corporation's Articles of Incorporation and Certificate of Incorporation on July 9, 1980. The wording of the sole shareholder's resolution is not inconsistent with the wording set forth in the foregoing Board of Directors resolution in paragraph 1 of this Certificate of Amendment.

                                      -2-
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     3.  The number of outstanding shares which so consented to the adoption of the foregoing resolution amending the Corporation's Articles of Incorporation and Certificate of Incorporation was 60,000 and the total number of outstanding shares entitled to vote on or consent to said resolution was 60,000.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment on August 26, 1980.

                                       /s/ HC Ouzts
                                       --------------------------------------
                                       HC Ouzts, President

ATTEST:

/s/ Franklin D. Dodge
----------------------------------
Franklin D. Dodge
Assistant Secretary
STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF LOS ANGELES   )

On August 26, 1980, before me, the undersigned, a Notary Public in and for said State, personally appeared HC Ouzts, known to me to be the President, and Franklin D. Dodge, known to me to be the Assistant Secretary of McCulloch Gas Transmission Company, the Corporation that executed the within Instrument, known to me to be the persons who executed the within Instrument, on behalf of the Corporation herein named, and acknowledged to me that such Corporation executed the within Instrument pursuant to its by-laws or a resolution of its board of directors.

WITNESS my hand and official seal.

Signature  /s/ Sharon A. Fisher
         -----------------------------

          Sharon A. Fisher
--------------------------------------
        Name (Typed or Printed)

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF
                                      --

                      McCULLOCH GAS TRANSMISSION COMPANY
                      ----------------------------------

     The undersigned natural persons of the age of twenty-one years or more, acting as the incorporators of a corporation under the Wyoming Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

     FIRST:         The name of the corporation is McCULLOCH GAS TRANSMISSION
COMPANY.

     SECOND:        The period of the corporation's duration is perpetual unless sooner terminated according to law.

     THIRD:         The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful businesses for which corporations may be organized under the Wyoming Business Corporation Act, as provided in Section 46 thereof (Section 17 - 36.46(c), Wyoming Compiled Statutes, 1957).

     FOURTH:        The aggregate number of shares which the corporation shall have authority to issue is five hundred thousand (500,000) shares of common stock having a par value of Fifty Cents ($.50) per share, and one million (1,000,000) shares of five and one-half percent (5 1/2%) cumulative preferred stock having a par value of One Dollar ($1.00) per share. The preferences, limitations, and relative rights in respect of the shares of common stock and preferred stock are as follows:

     (a) Holders of the preferred stock shall be entitled to receive from the surplus or net profits arising from the business of the corporation a yearly dividend in a sum equal to five and one-half percent (5 1/2%) of the per share par value thereof, payable annually on or before the fifteenth (15th) day of July of each year commencing with the year 1964. The preferred dividends shall be set apart and paid before any dividend can be declared or paid on the common stock.

(b) Dividends on the preferred stock shall be cumulative, and in the event that the surplus or net profits arising from the business of the corporation prior to any dividend paying date, as above established, be insufficient to pay in full the dividends then due on the preferred stock, such dividends shall accumulate and shall be payable from future profits and the total of all past due and current dividends thereon shall be fully paid before any dividend shall be declared, set apart, or paid on the common stock.

(c) The preferred stock shall be callable at the option of the corporation and may be redeemed and retired by the corporation, in whole or in part, on any annual dividend paying date, provided that in making redemption thereof the corporation shall pay for the same the sum of One Dollar ($1.00) per share, together with all dividends then accrued, accumulated, and unpaid thereon on and as of the date of redemption. Notice of call for redemption shall be given the holders thereof at least ten (10) days prior to the annual dividend paying date, such notice to be given in the manner prescribed in the by-laws of the corporation. At any time the corporation should elect to redeem part but less than all of the preferred stock then outstanding, such redemption shall be made from all of the holders of such preferred stock on a basis proportionate to the holdings of each. The number of the preferred shares which may from time to time be redeemed and retired, if less than all, shall be determined by and at the discretion of the board of directors of the corporation.

(d) In the event of any liquidation, dissolution, or winding up of the corporation, voluntary or otherwise, the holders of the preferred stock shall be entitled to be paid in full the par value thereof plus all accrued and unpaid dividends thereon before any sum shall be paid to or any assets distributed among the holders of the common stock. After payment in full for the preferred stock, as aforesaid, and upon such dissolution and winding up, the assets and funds of the corporation shall be paid and distributed to the holders of the common stock in proportion to the number of shares held by each.

(e) Except in the instance where the preferred stock shall by law be entitled to vote, only the common stock shall be voted at meetings of the stockholders of the corporation, and the preferred stock of the corporation shall be non-voting, provided, however, that in the event and during any period that two or more consecutive annual preferred dividends are and remain in arrears and unpaid, the exclusive voting power of the stock of the corporation shall thereupon be and become vested in the holders of the preferred stock, and, during such period, only the preferred stock shall be voted at meetings of the stockholders of the corporation. Holders of common stock of the corporation shall be entitled to one vote for each and every share of common stock standing in his, her, or its name at meetings of the stockholders of the corporation, except when not entitled to vote, as above provided, and each holder of the preferred stock of the corporation, shall be entitled to one vote for each and every share of preferred stock standing in his, her, or its name at any meeting of the stockholders of the corporation wherein the preferred stock shall be entitled to vote as above provided.

     FIFTH:         The annual meeting of the shareholders of the corporation
shall be held each year between the first day of August and the thirty-first day of October, commencing with the year 1963, at such time within said period and at such place as may from time to time be provided for in the by-laws of the corporation.

     SIXTH:         The corporation shall not commence business until
consideration of the value of at least Five Hundred Dollars ($500.00) has been received for the issuance of shares. In this connection the undersigned organizers of the corporation represent and certify that consideration having a value in excess of Five Hundred Dollars ($500.00) has already been paid and transferred to the corporation and received by it for the issuance of common stock, so that the corporation may commence business immediately after issuance of its Certificate of Incorporation.

     SEVENTH:       No holder of stock of the corporation shall be entitled as a matter of law, preemptive or otherwise, to subscribe for or purchase any part of any of the stock of the corporation now

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or hereafter authorized to be issued, or shares thereof held in the treasury of the corporation or securities convertible into stock, whether issued for cash or other consideration or by way of dividend or otherwise.

     EIGHTH: The address of the initial registered office of the corporation is 512 Petroleum Building, Casper, Wyoming, and the name of its initial registered agent at such address is Wm. H. Brown.

     NINTH: The number of directors constituting the initial board of directors is three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

                   Name                     Address
                   ----                     -------

             Wm. H. Brown               512 Petroleum Building,
                                        Casper, Wyoming

             Edwin V. Magagna           813 Young Avenue,
                                        Rock Springs, Wyoming

             William E. Barton          512 Petroleum Building,
                                        Casper, Wyoming

The number of directors of the corporation, after the initial board of directors, shall be no less than three, and no more than twelve, and, subject to such limitations, the number of directors shall be fixed by the by-laws of the corporation and, within the limitations stated, may be increased or decreased from time to time by amendment to the by-laws, provided, however, that no decrease in the number thereof shall have the effect of shortening the term of any incumbent director.

     TENTH:  The name and address of each incorporator is:


                   Name                     Address
                   ----                     -------

             Wm. H. Brown               512 Petroleum Building,
                                        Casper, Wyoming

             Edwin V. Magagna           813 Young Avenue,
                                        Rock Springs, Wyoming

             William E. Barton          512 Petroleum Building,
                                        Casper, Wyoming


     DATED AND EXECUTED in duplicate this 31st day of July, 1963.



                                              /s/ Wm. H. Brown
                                        -----------------------------
                                                  Wm. H. Brown


                                              /s/ Edwin V. Magagna
                                        -----------------------------
                                                  Edwin V. Magagna


                                              /s/ William E. Barton
                                        -----------------------------
                                                  William E. Barton
STATE OF WYOMING   )
                   )SS
COUNTY OF NATRONA  )



     The undersigned WM. H. BROWN, EDWIN V. MAGAGNA, AND WILLIAM E. BARTON, being first duly sworn, upon their several oaths do each of them depose and say that they and each of them are of the age of twenty-one years and more, that they and each of them have signed the above and foregoing Articles of Incorporation of McCulloch Gas Transmission Company, that they and each of them have read the same and know the contents thereof, and that they and each of them affirm and verify, upon their several oaths, that the matters and things therein set forth and stated are true.


                                              /s/ Wm. H. Brown
                                        -----------------------------
                                                  Wm. H. Brown


                                              /s/ Edwin V. Magagna
                                        -----------------------------
                                                  Edwin V. Magagna


                                              /s/ William E. Barton
                                        -----------------------------
                                                  William E. Barton

     Sworn to and subscribed before me this 31st day of July, 1963.


                                         /s/ Charlotte M. Gordon
                                        -----------------------------
                                               Notary Public

My Commission Expires:  June 3, 1964